UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2005
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On July 29, 2005, Spherion Corporation (“Spherion”) entered into the Fourth Amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) dated as of July 24, 2003, made by and among Spherion, as borrower (the “Borrower”), each subsidiary of Borrower party to the Guaranty Agreement, each of the Lenders signatory thereto and Bank of America, N.A., as agent for the Lenders.
     The material terms of the Credit Agreement Amendment are (i) to provide for an optional increase in the credit line by $50 million for a new maximum total credit line of $300 million; (ii) to extend the maturity date of the Credit Agreement through July 24, 2010; (iii) to reduce the applicable margin on certain interest and fees payable under the Credit Agreement; and (iv) to expand the types of indebtedness Spherion is permitted to incur.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: July 29, 2005	By:	/s/ Roy G. Krause
President & Chief Executive Officer

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